Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
iPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
MIPPS, Incorporated	(Canada)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Network (Australia) Pty., Ltd.	(Australia)
Primus Telecom Pty, Ltd	(Australia)
Primus Telecommunications Pty., Ltd	(Australia)
Primus Telecommunications (Australia) Pty., Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty., Ltd.	(Australia)
Hotkey Internet Service Pty., Ltd	(Australia)
Primus Data Pty., Ltd.	(Australia)
Primus Online Pty., Ltd.	(Australia)
Telegroup UK Ltd.	(United Kingdom)
Primus Telecommunications Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Primus Telecommunications KK Japan	(Japan)
Global Access Pty., Ltd.	(South Africa)
P1 do Brasil Ltda	(Brazil)
Matrix Internet, S.A.	(Brazil)
US Matrix Telecommunications, Inc.	(Florida)
Primus Telecommunications Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications France S.A.S.U	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Primus Telecommunications Iberica SA	(Spain)
Primus Telecommunications Belgium N.V.	(Belgium)
PTI Telecommunications GmbH	(Austria)
Telegroup Sweden AB	(Sweden)
Lingo, Inc.	(Delaware)
Primus Professional Services Private Limited (fka Primus Telecommunication India Private Limited)	(India)
Globility Communications Corporation	(Canada)

Non-Operating Subsidiaries

Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS.com, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
Least Cost Routing, Inc.	(Florida)
TresCom U.S.A. Inc.	(Florida)
STSJ Network Assets Inc.	(US Virgin Islands)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs, Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
Primus Telecommunications Holdings Ltd	(United Kingdom)
European Mobile Products and Solutions Limited	(Ireland)
Primus Telecommunications de Mexico SA de CV	(Mexico)
3082833 Nova Scotia Company	(Canada)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Communicacoes do Brasil Ltda	(Brazil)
Primus Telecommunications AG	(Switzerland)
Primus Telecom Mauritius Holdings	(Mauritius)